                                                                     EXHIBIT 4.1
                                                                     -----------

                                 AMENDMENT NO. 1
                             DATED NOVEMBER 14, 2000
                                     TO THE
                      AMENDED AND RESTATED RIGHTS AGREEMENT
                                     BETWEEN
                            NEOSE TECHNOLOGIES, INC.
                                       AND
                    AMERICAN STOCK TRANSFER AND TRUST COMPANY

         THIS AMENDMENT NO. 1, dated November 14, 2000, to the AMENDED AND RESTATED RIGHTS AGREEMENT between NEOSE TECHNOLOGIES, INC. and AMERICAN STOCK TRANSFER AND TRUST COMPANY dated as of DECEMBER 3, 1998.

         WHEREAS, Neose Technologies, Inc. ("Neose") and American Stock Transfer and Trust Company ("ASTT") entered into a Rights Agreement, dated as of December 3, 1998 (the "Agreement") dealing with, among other things, certain rights of the holders of Neose Common Stock; and

         WHEREAS, Neose has entered into an agreement with LeRoy C. Kopp, Kopp Investment Advisors, Inc. and Kopp Holding Company (collectively, "Kopp") dated November 14, 2000 (the "Letter Agreement") under which the Company, in exchange for other consideration, has agreed to permit Kopp not to become an "Acquiring Person", as defined under the Agreement, subject to the terms and conditions of the Agreement and the Letter Agreement; and

         WHEREAS, to implement the requirements of the Letter Agreement, Neose and ASTT, pursuant to Section 26 of the Agreement, have agreed to amend the Agreement as set forth herein.

         NOW THEREFORE, the parties intending to be legally bound, agree as follows:

         1. Representations and Warranties. The Company represents and warrants to the Rights Agent that:


             (a) to the best knowledge of the Company, a Distribution Date has not occurred prior to the effective date hereof, and

             (b)  this Amendment is authorized pursuant to the requirements of
                  Section 26 of the Agreement, having been approved by the Company's Directors.

         2. Amendment of Section 1(a). The definition of "Acquiring Person" set forth in Section 1, paragraph (a) of the Rights Agreement, is amended by adding a new clause at the end of the definition reading as follows:

                  ; and provided, however, that Kopp Investment Advisors, Inc., a Minnesota corporation, on its own behalf and on behalf of LeRoy C. Kopp, Kopp Emerging Growth Fund, and Kopp Holding Company, joint filers of a Schedule 13G (and collectively referred to herein as "Kopp") shall not be an Acquiring Person unless and until Kopp (i) is the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, or (ii) is the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding and is not permitted to file a Schedule 13G, in lieu of Schedule 13D, pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

         3. No Other Changes. Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto. Capitalized terms used and not otherwise defined herein will have the meanings ascribed thereto in the Agreement.

         4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed, all as of the date first written above.

                                 NEOSE TECHNOLOGIES INC.



                                 By: /s/ P. Sherrill Neff
                                     -------------------------
                                       P. Sherrill Neff
                                       President and Chief Operating Officer

                                 AMERICAN STOCK TRANSFER AND
                                 TRUST COMPANY



                                 By: /s/ Herbert J. Lemmer
                                     ------------------------
                                       Herbert J. Lemmer
                                       Vice President


                                      -2-